UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ______________


                                   FORM 8-K/A

                                 Amendment No. 4

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: November 4, 1996
                  (Date of Earliest Event Reported): __________

                          NOTE BANKERS OF AMERICA, INC.
              (Exact name of Registrant as specified in its charter)


                Texas                0 - 12240             84-0882076
           (state or other        (Commission File      (I.R.S. Employer
           jurisdiction of             Number)         identification  No.)
           incorporation)


                          C/O M. Stephen Roberts, Esq.
                            One Riverway, Suite 1700
                              Houston, Texas 77056

               (Address of Principal Executive Offices)(Zip Code)


                                 (713) 961-2696

             (Registrant's  telephone number, including area  code)


                            ________________________

         (Former name or former address, if changed since last report.)

NOTE: This Form 8-K/A Amendment NO. 4 amends the Form 8-K/A Amendment No. 1 filed November 8, 1996; Form 8-K/A Amendment No. 2 filed December 9, 1996; and Form 8-K/A Amendment No. 3 filed January 30, 1997 previously filed on behalf of Registrant. This amended report is being filed to provide the financial statements and consent referred to herein, and amends and restates Item 7. in its entirety as follows:


Item  7.  Financial  Statements  and  Exhibits

(a)       Financial  statements  of  businesses  acquired:

          The following financial statements and Independent Auditor's Report of Private Mortgage Bankers, Inc. ("PMB") are filed herewith as pages F-2 to F-13:

     Independent  Auditor's  Report
     Balance  Sheets  -  December 31, 1995 and June 30, 1996 (unaudited)     F-3
     Statements of Operations - For the Years Ended December 31, 1994 and 1995 and for the Six Months Ended June 30, 1995 and 1996 (unaudited) Statements of Stockholders' Deficit - For the Period From January 1, 1994 through June 30, 1996 Statements of Cash
     Flows - For the Years Ended December 31, 1994 and 1995 and for the Six Months Ended June 30, 1995 and 1996 (unaudited) Notes to Financial Statements

The following Combined Financial Statements and Independent Auditor's Report of Life Today, Inc. and Life Today Financial Services, Inc. ("Life Today") are filed herewith as pages F-14 to F-20:

     Independent  Auditor's  Report
     Combined  Balance  Sheets  -  December  31,  1995  and June 30, 1996
     (unaudited)
     Combined Statements of Operations - For the Year Ended December 31, 1995 and for the Six Months Ended June 30, 1995 and 1996 (unaudited) Combined Statements of Stockholders' Equity (Deficit) - For the Year Ended December 31, 1995 and for the Six Months Ended June 30, 1996 (unaudited)
     Combined Statements of Cash Flows - For the Year Ended December 31, 1995 and for the Six Months Ended June 30, 1995 and 1996 (unaudited) Notes to Combined Financial Statements

(b) Pro forma financial information: The following unaudited pro forma financial statements of PMB, giving effect to its acquisition of Life Today, are filed herewith as pages F-21 to F-25:

     Pro Forma Balance Sheet as of December 31, 1995 and for the Six Months Ended June 30, 1996
     Pro Forma Statement of Operations for the year ended December 31, 1995 and for the Six Months Ended June 30, 1996
     Notes  to  Unaudited  Pro  Forma  Consolidated  Financial  Data

(c)     Exhibits

2.1          Agreement  for  Exchange  of  Stock  and  Plan  of  Reorganization
             ("Exchange")dated  July  31,  1996.  (1)

2.2 Plan of Consolidation Merging General Genetics Corporation (Parent) Into Note Bankers of America, Inc. (Subsidiary) dated September 30, 1996. (1)

3(i)         Articles  of  Incorporation  of  Note Bankers of America, Inc. (1)

3(ii)        Bylaws  of  Note  Bankers  of  America,  Inc.  (1)

16.1         Letter  from Paul Rosenberg on change in certifying accountant (1)

99.1 Press Release issued October 17, 1996 announcing the consummation of the Exchange. (1)

   (1) Previously filed as an Exhibit to the Registrant's Form 8-K and amendments and incorporated by reference herein and to be a part hereof from the date of filing such documents.

   (2)  Filed  herewith.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     NOTE  BANKERS  OF  AMERICA,  INC.



Dated:  April  6,  1999          BY:     /S/  M.  Stephen  Roberts

                                         M.  STEPHEN  ROBERTS,  President

                         PRIVATE MORTGAGE BANKERS, INC.

                            FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITOR'S REPORT

                                DECEMBER 31, 1995



                                LIFE TODAY, INC.
                                       AND
                       LIFE TODAY FINANCIAL SERVICES, INC.

                          COMBINED FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITOR'S REPORT

                                DECEMBER 31, 1995



                         UNAUDITED PRO FORMA INFORMATION

                                    I N D E X

                                                                            Page
                                                                            ----
PRIVATE  MORTGAGE  BANKERS,  INC.:

Independent  Auditor's  Report                                               F-2

Balance  Sheets  -  December  31,  1995  and  June  30, 1996 (unaudited)     F-3

Statements  of  Operations  -  For  the  Years
Ended December 31, 1994 and 1995 and  for  the  Six
Months  Ended  June  30,  1995  and 1996 (unaudited)                         F-4

Statements  of  Stockholders'  Deficit  -  For  the
Period From January 1, 1994 through  June  30,  1996                         F-5

Statements  of  Cash  Flows  -  For  the  Years
Ended December 31, 1994 and 1995
and  for  the  Six  Months  Ended  June  30,  1995
and 1996 (unaudited)                                                         F-6

Notes  to  Financial  Statements                                             F-8


LIFE  TODAY,  INC.:

Independent  Auditor's  Report                                              F-13

Combined  Balance  Sheets  -  December  31,  1995
and June 30, 1996 (unaudited)                                               F-14

Combined  Statements  of  Operations  - For the
Year Ended December 31, 1995 and for  the  Six  Months
Ended  June  30,  1995  and  1996  (unaudited)                              F-15

Combined  Statements  of  Stockholders'  Equity
(Deficit)  - For the Year Ended
December  31,  1995  and  for  the  Six  Months
Ended June 30, 1996 (unaudited)                                             F-16

Combined  Statements  of  Cash  Flows  -  For  the
Year Ended December 31, 1995 and  for  the  Six  Months
Ended  June  30,  1995 and 1996 (unaudited)                                 F-17

Notes  to  Combined  Financial  Statements                                  F-18

UNAUDITED  PRO  FORMA  INFORMATION                                          F-20

                          INDEPENDENT AUDITOR'S REPORT


To  the  Board  of  Directors  and  Stockholders
Private  Mortgage  Bankers,  Inc.

We have audited the accompanying balance sheet of Private Mortgage Bankers, Inc. as of December 31, 1995, and the related statements of operations, changes in stockholders' deficit and cash flows for each of the years in the two-year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial state-ments. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Private Mortgage Bankers, Inc. as of December 31, 1995, and the results of its operations and its cash flows for each of the years in the two-year period then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had a net loss of $117,672 for the year ended December 31, 1995 and had a stockholders' deficit of $219,294 at December 31, 1995. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Hein  +  Associates  llp

Houston,  Texas
September  16,  1996

                                    BALANCE SHEETS

                                                          December 31,    June 30,
                                                              1995          1996
                                                         --------------  -----------
                                                                         (unaudited)
                            ASSETS
                            ------
CASH                                                     $      65,369   $   13,191

LOANS HELD FOR RESALE, net                                   1,143,184    1,083,264

REAL ESTATE OWNED                                              228,811      154,656

ACCRUED INCOME AND OTHER ASSETS                                 21,602       19,086
                                                         --------------  -----------

Total assets                                             $   1,458,966   $1,270,197
                                                         ==============  ===========


             LIABILITIES AND STOCKHOLDERS' DEFICIT
           -----------------------------------------

BANK LINE OF CREDIT                                      $     245,933   $  245,933

ESCROW DEPOSITS                                                 68,692       46,343

ACCOUNTS PAYABLE AND ACCRUED EXPENSES                           92,796      125,851

NOTES PAYABLE                                                1,277,839    1,133,883

STOCKHOLDERS' DEFICIT:
   Common stock, no par value; 100,000 shares authorized;
      30,000 shares issued and outstanding                       1,000        1,000
   Treasury stock, at cost                                      (8,000)      (8,000)
   Accumulated deficit                                        (219,294)    (274,813)
                                                         --------------  -----------
      Total stockholders' deficit                             (226,294)    (281,813)
                                                         --------------  -----------

      Total liabilities and stockholders' deficit        $   1,458,966   $1,270,197
                                                         ==============  ===========

                               STATEMENTS OF OPERATIONS

                                 For the Years Ended      For the Six Months Ended
                                     December 31,                 June 30,
                              --------------------------   --------------------
                                   1994          1995        1995       1996
                              --------------  ----------   ---------  ---------
                                                                (unaudited)
REVENUE:
   Brokerage income              $     170,711   $  93,678   $ 50,369   $ 16,297
   Gain on loan sales                   15,989      43,575     25,375     22,203
   Interest on loans                   197,481     159,345     89,702     85,797
   Loan servicing fees                   6,775       5,080      2,115      4,785
                                  --------------  ----------  ---------  ---------
      Total revenue                    390,956     301,678    167,561    129,082

OPERATING EXPENSES:
   Interest expense                    146,275     168,009     82,903     87,026
   Salaries and benefits               198,178     203,108     94,859     81,895
   Occupancy                            16,981      24,170     11,744     12,172
   Other                               114,014     117,391     36,773     29,177
                                 --------------  ----------  ---------  ---------
      Total operating expenses         475,448     512,678    226,279    210,270

LOSS FROM OPERATIONS                   (84,492)   (211,000)   (58,718)   (81,188)

OTHER INCOME (EXPENSE):
   Gain on sale of real estate          86,243      73,483      8,011     10,329
   Other income                         38,973      19,845      6,529     15,340
                                 --------------  ----------  ---------  ---------
      Total other income                125,216      93,328     14,540     25,669

NET INCOME (LOSS)                $      40,724   $(117,672)  $(44,178)  $(55,519)
                                 ==============  ==========  =========  =========

                               STATEMENTS OF STOCKHOLDERS' DEFICIT
                     FOR THE PERIOD FROM JANUARY 1, 1994 THROUGH JUNE 30, 1996

                                   Common Stock                                          Total
                              -----------------------    Treasury      Accumulated   Stockholders'
                                 Shares      Amount        Stock          Deficit       Deficit
                              ------------  ---------  -------------  ---------------  ----------
BALANCES, January 1, 1994           30,000  $   1,000  $     (8,000)  $     (142,346)  $(149,346)

   Net income                            -          -             -           40,724      40,724
                              ------------  ---------  -------------  ---------------  ----------

BALANCES, December 31, 1994         30,000      1,000        (8,000)        (101,622)   (108,622)

   Net loss                              -          -             -         (117,672)   (117,672)
                              ------------  ---------  -------------  ---------------  ----------

BALANCES, December 31, 1995         30,000      1,000        (8,000)        (219,294)   (226,294)

   Net loss (unaudited)                  -          -             -          (55,519)    (55,519)
                              ------------  ---------  -------------  ---------------  ----------

BALANCES, June 30,1996
   (unaudited)                      30,000  $   1,000  $     (8,000)  $     (274,813)  $(281,813)
                              ============  =========  =============  ===============  ==========

                                 STATEMENTS OF CASH FLOWS

                                          For the Years Ended      For the Six Months Ended
                                             December  31,                 June 30,
                                      ---------------------------  ----------------------
                                           1994           1995        1995        1996
                                      ---------------  ----------  ----------  ----------
                                                                         (unaudited)
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net income (loss)                     $       40,724   $(117,672)  $ (44,178)  $ (55,519)
Adjustments to reconcile net income
   (loss) to net cash provided by
   operating activities:
   Amortization of unearned
   discounts and fees                        (34,090)     (8,161)     (6,196)    (14,465)
   Provision for credit losses                     -      10,000           -           -
Changes in operating assets and
   liabilities:
   Decrease (increase) in accrued
      income and other assets                (10,983)      1,205       4,068       2,516
   (Decrease) increase in accounts
      payable and accrued
      expenses                                15,497      13,909     (26,718)     33,055
Gain on sale of loans                        (15,989)    (43,575)     25,375     (22,203)
Gain on sale of real estate                  (86,243)    (73,483)     (8,011)    (10,329)
                                      ---------------  ----------  ----------  ----------
   Net cash used in operating
      activities                             (91,084)   (217,777)    (55,660)    (66,945)
                                      ---------------  ----------  ----------  ----------

CASH FLOWS FROM INVESTING
ACTIVITIES:
Purchase of loans                           (315,116)   (323,416)   (218,575)    (33,448)
Proceeds from sale of loans                  116,962     411,983     339,488     139,021
Payments received on loans                    97,556     173,666      83,457      83,765
Purchase of real estate and
   improvements                             (189,020)   (246,225)   (117,846)    (10,266)
Proceeds from sale of real estate             25,000      62,922      35,317       2,000
                                      ---------------  ----------  ----------  ----------
Net cash provided by (used in)
   investing activities                     (264,618)     78,930     121,841     181,072
                                      ---------------  ----------  ----------  ----------

CASH FLOWS FROM FINANCING
ACTIVITIES:
Increase (decrease) in escrow
   deposits                                   20,050      31,213       8,519     (22,349)
Proceeds from bank line of credit            298,040     195,317     100,650           -
Payments on bank line of credit             (159,903)   (192,759)   (161,255)          -
Proceeds from notes payable                  288,787     596,025     330,818      42,800
Payments on notes payable                   (120,646)   (458,373)   (329,956)   (186,756)
                                      ---------------  ----------  ----------  ----------
   Net cash provided by financing            326,328     171,423     (51,224)   (166,305)
                                      ---------------  ----------  ----------  ----------
      activities

                               STATEMENTS OF CASH FLOWS,  Continued

                                       For  the  Years  Ended   For the Six Months Ended
                                             December 31,              June 30,
                                      -------------------------  -------------------
                                           1994         1995       1995      1996
                                      --------------  ---------  --------  ---------
                                                                      (unaudited)
(DECREASE) INCREASE IN CASH AND
   CASH EQUIVALENTS                         (29,374)     32,576    14,957   (52,178)

CASH AND CASH EQUIVALENTS,
   beginning of year                         62,167      32,793    32,793    65,369
                                      --------------  ---------  --------  ---------

CASH AND CASH EQUIVALENTS, end
   of year                            $      32,793   $  65,369  $ 47,750  $ 13,191
                                      ==============  =========  ========  =========


SUPPLEMENTAL CASH FLOWS
   INFORMATION:
   Transfers of loans to real estate
   owned                              $     265,500   $ 133,957  $133,957  $ 13,250
                                      ==============  =========  ========  =========

   Financing provided on sales of real
   estate owned                       $           -   $ 227,196  $ 43,445  $106,000
                                      ==============  =========  ========  =========

   Debt assumed in the purchase of
   real estate owned                  $      38,417   $  19,207  $ 19,207  $      -
                                      ==============  =========  ========  =========

   Debt transferred on loan sale      $           -   $  37,868  $ 37,868  $      -
                                      ==============  =========  ========  =========

                        NOTES  TO  FINANCIAL  STATEMENTS

(3)     ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES:
---     ----------------------------------------------------

General - Private Mortgage Bankers, Inc. (the Company) purchases privately-held,
-------
owner-financed mortgages from individuals who have personally financed the sale of real property throughout Texas. The Company either holds the loans for investment purposes or sells them to individual investors, banks or other institutions. The Company is also in the business of brokering owner-financed mortgages.

Loans  Held  for  Resale - Loans to be held for an indefinite period of time are
------------------------
classified as available for sale and are carried at the lower of cost or market. Cost is computed as the principal amount outstanding, net of unearned discounts and deferred loan fees and expenses. Unearned discounts on loans are recognized as income over the term of the loans on a level-yield method. These loans are sold in response to changes in market interest rates, liquidity needs or other similar factors.

The allowance for credit losses is established through a provision for credit losses charged to operating expense. The allowance represents an amount which, in management's judgement, will be adequate to absorb possible losses on existing credits which may become uncollectible. Management's judgement in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions, overall portfolio quality and review of specific credits.

The Company began accounting for impaired loans in 1995 as prescribed in Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan" (SFAS No. 118). Impaired loans are measured on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The adoption of SFAS No. 118 had no material impact upon the financial statements of the Company.

Loan  Origination Costs - Loan origination costs are deferred and amortized over
-----------------------
the  lives  of  the  related  loans  as  an  adjustment  of  yield.

Real  Estate  Owned  -  Real  estate  owned  represents  property  purchased for
-------------------
investment or acquired through foreclosure. Real estate owned is carried at the lower of cost or fair value. Reductions in the balance of real estate owned at the time of foreclosure are charged to the allowance for credit losses. Any subsequent writedowns to reflect cur-rent fair value are charged to operating expense.

Income Taxes -  The Company recognizes income taxes in accordance with Statement
------------
of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). Under this method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis (temporary differences.)

Under SFAS No. 109, deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards, and then a valuation allowance is established to reduce that deferred tax asset if it is "more likely than not" that the related tax benefits will not be realized.

1.     ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES:  (continued)
       ----------------------------------------------------

Concentrations  of  Credit Risk -  The Company's financial instruments which are
-------------------------------
exposed to concentrations of credit risk consist primarily of loans receivable secured by single family residential mortgages in Houston and the surrounding area. The Company assesses its credit risk and provides an allowance for credit loss for any loans which it deems doubtful of collection.

Fair  Value  of  Financial Instruments - The estimated fair values for financial
--------------------------------------
instruments are determined at discrete points in time based on relevant market information. The carrying amount of loans held for resale approximate fair value. Cash and accrued income and other assets are valued at book value which approximates fair value. The carrying amounts of escrow deposits, accounts payable and accrued liabilities, bank line of credit and notes payable approximate fair value.

Estimates - The preparation of financial statements in conformity with generally
---------
accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in their financial statements and accompanying notes. Actual results could differ from those estimates.

Unaudited  Information  -  The  accompanying  financial  information for the six
----------------------
months ended June 30, 1996 and 1995 have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The June 30, 1996 and 1995 financial statements reflect all adjustments, consisting of normal recurring accruals, which are, in the opinion of management, necessary to fairly present such information in accordance with generally accepted accounting principles.

(4)     GOING  CONCERN:
        --------------

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company had a net loss of $117,672 for the year ended December 31, 1995 and had a stockholders' deficit of $219,294 at December 31, 1995. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company's ability to continue as a going concern is dependent upon its ability to expand its share of the market for cash flow instruments and to obtain additional funding to facilitate the Company's expansion. Management believes the Company will be successful in expanding market share revenue base and obtaining additional funding in sufficient amounts to provide for the Company's existing operating requirements and expansion of its revenue base.

(5)     LOANS  RECEIVABLE:
        -----------------

     Major classifications of loans at December 31, 1995 and June 30, 1996 are as follows:

                                         December 31,   June 30,
                                           1995          1996
                                         -----------  -----------
                                                      (unaudited)
Residential real estate:
Single family residential                $1,304,479   $1,267,935
Multi-family residential                     42,929       35,951
Commercial                                   16,739       15,966
Land                                         16,341       11,551
                                         -----------  -----------
                                          1,380,488    1,331,403
Less:  Loan fees and unearned discount     (227,304)    (238,139)
Allowance for credit losses                 (10,000)     (10,000)
                                         -----------  -----------

                                         $1,143,184   $1,083,264
                                         ===========  ===========


Changes in the allowance for credit losses for the years ended December 31, 1994 and 1995 and for the six-month period ended June 30, 1996 are as follows:

                             1994    1995      1996
                             -----  -------  --------
(unaudited)
Balance, at beginning of
period                       $   -  $     -  $$10,000
Provision for credit loses       -   10,000         -
Credits charged off              -        -         -
                             -----  -------  --------

Balance, at end of period    $   -  $10,000  $ 10,000
                             =====  =======  ========

(2)     INCOME  TAXES:
---     -------------

     Deferred tax assets and liabilities as of December 31, 1995 consisted of the following:

Deferred tax asset - net operating loss carryforwards  $ 74,800

Less:  Valuation allowance                              (74,800)
                                                       ---------

Deferred tax asset, net                                       -
                                                       ---------

Deferred tax liability                                        -
                                                       ---------

                                                       $      -
                                                       =========

       -------------

The Company used net operating loss carryforwards (NOLs) of approximately $41,000 in 1994 to offset taxable income.

At December 31, 1995, the Company had net operating loss carry forwards (NOL's) of approximately $220,000 available to offset future taxable income. The carry forwards expire beginning 2008.


(7)     RELATED  PARTY  TRANSACTIONS:
---     ----------------------------

During 1994 and 1995, the Company paid a stockholder approximately $79,400 and $86,500, respectively, in exchange for office space and equipment leased from the stockholder and the use of certain office personnel. The lease agreement is on a month-to-month basis. During the six months ended June 30, 1995 and 1996, $48,222 and $12,172 in rent and other expenses were incurred, respectively.


(8)     REVOLVING  LINE  OF  CREDIT:
---     ---------------------------

The Company has a revolving line of credit with a bank in the maximum amount of $250,000 which was renewed on March 25, 1996 and matures on September 26, 1996. The line of credit is used by the Company solely to finance the purchase of single family residential loans and the holding of such loans until they are sold. Borrowings under the line of credit are limited to the sum of 90% of the current purchase price of the mortgage loans (the original purchase price of existing mortgage notes less all principal payments), excluding those loans 60 days or longer past due. At December 31, 1995, the Company's outstanding balance of $245,933 exceeded the maximum advance available of $225,393. Interest is payable monthly at a floating rate of prime rate plus 2%. The line of credit is collateralized by all of the mortgage loans securing each advance and is guaranteed by the Company's stockholders. The line of credit contains various covenants which require among other things, no other debt in excess of $75,000. At December 31, 1995, the Company was not in compliance with this covenant.

(9)     NOTES  PAYABLE:
---     --------------

At December 31, 1995, the Company had a note payable to a bank, due March 28, 1996, including all interest accrued thereon at the bank's prime rate plus 2%. The note is collateralized by a single family residential property and guaranteed by stockholders of the Company. The balance outstanding on the note at December 31, 1995 was $47,339. During 1996, the note was renewed through September 25, 1996.

At December 31, 1995, the Company had a note payable to a Company, payable in monthly installments of $216 through June 1, 2007. Interest on the note is payable monthly at 9.125% and the note is collateralized by single family residential real estate. The balance outstanding on the note at December 31, 1995 was $18,403.

       --------------

On December 31, 1995, the Company had financial arrangements with various individuals through their individual retirement (IRA) accounts, which were originated to finance the purchase of mortgage loans and real estate. Notes collateralized by mortgage loans mature at various dates from 1997 to 2021 at December 31, 1995. The notes become due and payable immediately upon demand of the individuals. Principal and interest are payable monthly, at rates ranging from 11% to 12%. In the event of foreclosure, the notes payable are collateralized by the underlying real estate; principal payments are discontinued and interest only is payable monthly. Upon the Company's sale of the real estate and creation of a new mortgage loan, principal payments and interest are due monthly, based on the term and maturity date of the new mortgage loan. Upon the Company's sale of the real estate for cash, the note payable becomes unsecured. The Company is obligated to make a best effort to collateralize the note with a new mortgage loan purchase or real estate purchase. Unsecured notes and notes secured by real estate have no stated maturity date. Interest is payable monthly at rates ranging from 11 to 12%. At December 31, 1995 the notes payable to individuals pursuant to this arrangement totaled $831,391.

The Company has various notes to two individuals, having no written terms, including the maturity dates and interest rates. Some of the notes are due upon the maturity of the underlying mortgage loan collateral; and the other notes have no stated maturity dated and are unsecured. Interest rates vary between 12% and 15% and for some notes, interest is payable monthly; for others, interest is due at maturity of the underlying mortgage loan collateral. Should an individual desire to liquidate his IRA account, upon written notice, the Company will employ its best efforts and has up to six months to sell the underlying collateral for cash proceeds to be remitted to the individual. The collateralized notes total $277,040 and the unsecured notes total $15,149 at December 31, 1995.

At December 31, 1995, the Company had three notes payable to a stockholder, having no written terms including the maturity dates and interest rates. The notes were initially funded to purchase real estate. The notes are collateralized by mortgage loans and real estate. The balance at December 31, 1995 was $88,517.

(10)     SUBSEQUENT  EVENT:
---      -----------------

On August 31, 1996, 100% of the outstanding shares of the Company were acquired by General Genetics Corporation in exchange for 20,313,000 shares of common stock of General Genetics Corporation in a transaction accounted for as a reverse acquisition. Upon completion of the acquisition, the stockholders of the Company became the controlling stockholders of General Genetics Corporation.

On July 22, 1996, the Company purchased 100% of the outstanding shares of Life Today, Inc. in exchange for a $25,000 note payable.

                          INDEPENDENT AUDITOR'S REPORT


To  the  Stockholders  of
Life  Today,  Inc.  and  Life  Today  Financial  Services,  Inc.

We have audited the accompanying combined balance sheet of Life Today, Inc. and Life Today Financial Services, Inc. (the Company) as of December 31, 1995, and the related combined statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's manage-ment. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial state-ments. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above, present fairly, in all material respects, the financial position of the Company as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


Hein  +  Associates  llp
Certified  Public  Accountants

Houston,  Texas
October  24,  1996

                 LIFE TODAY, INC. AND LIFE TODAY FINANCIAL SERVICES, INC.

                                  COMBINED BALANCE SHEETS


                                                               December 31,     June 30,
                                                                   1995           1996
                                                              --------------  ------------
                                                                              (unaudited)
                           ASSETS
                        ------------
CURRENT ASSETS - Cash                                         $       2,001   $      9,609

FURNITURE, FIXTURES AND EQUIPMENT, at cost, less
   accumulated depreciation of $5,709 at December 31, 1995
   and $7,370 at June 30, 1996                                        9,622         11,250

ORGANIZATION COSTS, less accumulated amortization
     of $811 at December 31, 1995 and $902 at June 30, 1996.            182             91

OTHER ASSETS                                                          2,148          2,148
                                                              --------------  ------------

Total assets                                                  $      13,953   $     23,098
                                                              ==============  ============

     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
     ----------------------------------------------

CURRENT LIABILITIES:
   Accounts payable and accrued liabilities . . .  . . . . .  $      19,082   $     12,246
   Accrued payroll taxes. . . . . . . . . .  . . . . . . . .          3,542          3,879
   Accrued interest payable . . . . . . . . .. . . . . . . .          3,250              -
                                                              --------------  ------------
      Total current liabilities. . . . . . . . . . . . . . .         25,874         16,125

COMMITMENTS AND CONTINGENCIES (Note 2)

STOCKHOLDERS' EQUITY (DEFICIT):
   Common stock . . . . . . . .  . . . . . . . . . . . . . .          2,000          2,000
   Retained earnings (deficit). . .. . . . . . . . . . . . .        (13,921)         4,973
                                                              --------------  ------------

      Total stockholders' equity (deficit) . . . . . . . . .        (11,921)         6,973
                                                              --------------  ------------

      Total liabilities and stockholders' equity (deficit) .  $      13,953   $     23,098
                                                              ==============  ============

                    LIFE TODAY, INC. AND LIFE TODAY FINANCIAL SERVICES, INC.

                               COMBINED STATEMENTS OF OPERATIONS

                                 For the Year
                                    Ended                For the Six Months Ended
                                 December 31,                    June 30,
                                --------------         ----------------------------
                                     1995                  1995               1996
                                --------------         ------------------  --------
                                                                  (unaudited)
COMMISSIONS. . . . . . . . . .  $     343,872   $                 190,453   $175,085

COST OF SALES. . . . . . . . .         58,101                      30,664     41,081
                                --------------  --------------------------  --------

Gross Profit . . . . . . . . .        285,771                     159,789    134,004

OPERATING EXPENSES:
   Advertising. . . . . . . . . .      25,897                      15,561      3,033
   Compensation and benefits. . .     223,414                     148,720     63,313
   Depreciation and amortization.       3,495                       1,748      1,753
   Interest . . . . . . . . . . .       2,062                       1,117        641
   General and administrative . .      88,379                      50,205     45,338
                                --------------  --------------------------  --------
      Total operating expenses . . .  343,247                     217,351    114,078
                                --------------  --------------------------  --------

INTEREST INCOME. . . . . . . .          2,346                       2,328          -

LOSS ON SALE OF ASSETS . . . .        (21,575)                    (21,575)         -
                                --------------  --------------------------  --------

NET INCOME (LOSS). . . . . . .  $     (76,705)  $                 (76,809)  $ 19,926
                                ==============  ==========================  ========

                              LIFE TODAY, INC. AND LIFE TODAY FINANCIAL SERVICES, INC.

                                COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                      FOR THE YEAR ENDED DECEMBER 31, 1995 AND
                                 FOR THE SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED)

                                         Common Stock       Treasury Stock                            Total
                                     ---------------------  ---------------             Retained   Stockholders'
                                        Shares     Amount       Shares        Amount    Earnings   Equity (Deficit)
                                     ------------  -------  ---------------  --------  ----------  -----------------
BALANCES, January 1, 1995 . . . . .         2,000  $ 2,000               -   $     -   $  63,117   $         65,117
   Net loss. . . . . . . . . . . . . .          -        -               -         -     (76,705)           (76,705)
   Purchase of Treasury stock. . . . .          -        -            (333)     (333)          -               (333)
   Issuance of Treasury stock. . . . .          -        -             333       333        (333)                 -
                                     ------------  -------  ---------------  --------  ----------  -----------------

BALANCES, December 31, 1995 . . . .         2,000    2,000               -         -     (13,921)           (11,921)
   Net income. . . . . . . . . . . . .          -        -               -         -      19,926             19,926
  Dividends . . . . . . . . . . . . .          -        -               -         -      (1,032)            (1,032)
                                     ------------  -------  ---------------  --------  ----------  -----------------

BALANCES, June 30, 1996 (unaudited)         2,000  $ 2,000               -   $     -   $   4,973   $          6,973
                                     ============  =======  ===============  ========  ==========  =================

                       LIFE TODAY, INC. AND LIFE TODAY FINANCIAL SERVICES, INC.

                                   COMBINED STATEMENTS OF CASH FLOWS


                                                   For the Year
                                                      Ended                    For the Six Months Ended
                                                   December 31,                         June 30,
                                                       1995                        1995         1996
                                                  --------------               ------------  ---------
                                                                                    (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss). . . . . . . . . . . . .. .  $     (76,705)  $                 (76,809)  $19,926
   Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization. . . . . . . . . .     3,495                       1,748     1,753
     Changes in operating assets and liabilities:
      Accrued payroll taxes. . . . . . . . . . .          1,484                         507       337
      Accounts payable and accrued
        liabilities . . .. . . . . . . . . . . .        (10,068)                     (7,280)   (6,836)
      Accrued interest payable . . . . . . . . .         (1,000)                        750    (3,250)
                                                  --------------  --------------------------  --------
   Net cash provided by (used in) operating
     activities. . . . . . . . . . . . . . . . .        (82,794)                    (81,084)   11,930

CASH FLOWS FROM INVESTING ACTIVITY:
   Advances on insurance policies . . .. . . . .        100,451                     100,451         -
   Other assets . . . . . . . . . . . .. . . . .          1,773                           -         -
   Purchase of equipment. . . . . . . .. . . . .              -                           -    (3,290)
                                                  --------------  --------------------------  --------
   Net cash provided by (used in) investing
     activity. . . . . . . . . . . . . . . . . .        102,224                     100,451    (3,290)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of note payable. .  . . . . . . . .        (10,000)                          -         -
   Repayment of shareholder advance  . . . . . .         (9,060)                     (9,060)        -
   Treasury stock purchase. . . . . . .  . . . .           (333)                       (333)        -
                                                  --------------  --------------------------  --------
      Net cash used in financing activities. . .        (19,393)                     (9,393)   (1,032)

INCREASE IN CASH . . . . . . . . . . . . . . . .             37                       9,974     7,608

CASH, at beginning of period . . . . . . . . . .          1,964                       1,964     2,001
                                                  --------------  --------------------------  --------

CASH, at end of period . . . . . . . . . . . . .  $       2,001   $                  11,938   $ 9,609
                                                  ==============  ==========================  ========


SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid during the year for interest. . . .  $       3,062   $                       -   $ 3,223
                                                  ==============  ==========================  ========
   Issuance of treasury stock without
     consideration . . . . . . . . . . . . . . .  $         333   $                       -   $     -
                                                  ==============  ==========================  ========

          LIFE  TODAY,  INC.  AND  LIFE  TODAY  FINANCIAL  SERVICES,  INC.

                  NOTES  TO  COMBINED  FINANCIAL  STATEMENTS


1.     ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES:
       ----------------------------------------------------

The financial statements reflect the combined assets and liabilities and the results of operations for Life Today, Inc. (the Company) and Life Today Financial Services, Inc. (Services). The combined financial statements have been presented as both Companies are owned by the same stockholders. The Company was incorporated in the state of Texas in August 1991. The principal business activity of the Company is to broker life insurance policies of terminally ill individuals to viatical settlement companies. The life insurance policyholder receives a percentage of the face amount of the policy, determined by certain factors, including the insured's life expectancy. The Company receives a commission to provide this brokerage service. Currently, the Company generally brokers the insurance policies of terminally ill individuals in the Houston, Texas area. Services was incorporated in the state of Texas in February 1992. The principal business activity of Services was to provide financial planning services for terminally ill individuals. Services has been relatively inactive since it was incorporated.

Furniture,  Fixtures and Equipment - Furniture, fixtures and equipment is stated
----------------------------------
at cost less accumulated depreciation. Depreciation of furniture, fixtures and equipment is computed using the straight-line method over estimated useful lives of the assets of five years.

Commission  Revenue  -  Revenue  is recognized when the life insurance policy is
-------------------
sold to another life insurance company and both parties are funded. Under insurance regulations, the insured has 15 calendar days, after receipt of the proceeds, to rescind the sale of the life insurance policy. If the sale is rescinded, the sales proceeds and the commission is returned to the purchasing insurance company. The Company accounts for any rescissions during the month the life insurance policy was originally sold. Since inception, the Company has not had a policy sale rescinded.

Income  Taxes  -  Effective  January  1, 1992, the Company elected S Corporation
-------------
status under applicable provisions of the Internal Revenue Code. An S Corporation does not incur federal income taxes; accordingly, federal income taxes have not been provided in the accompanying financial statements. However, upon being acquired after June 30, 1996, (see Note 5) the Company became a taxable entity.
Use  of  Estimates  -  The  preparation of the Company's financial statements in
------------------
conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

2.     COMMITMENTS  AND  CONTINGENCIES:
       -------------------------------

The Company entered into a consulting agreement during 1995 with a prior stockholder of the Company. Consulting fees to the prior owner, included in general and administrative expense, were $6,000 for the year ended December 31, 1995 and $2,000 for the six months ended June 30, 1995.

Rent expense for office space was $14,055 for the year ended December 31, 1995 and was $10,511 and $5,000 for the six months ended June 30, 1995 and 1996, respectively. The office space is being leased on a month-to-month basis.

       -------------------------------

The Company was involved in a lawsuit relating to advertising charges incurred during fiscal 1994. The parties to the lawsuit entered into a settlement agreement during 1995, resulting in the Company agreeing to pay $26,500. The settlement was recorded in 1994. The amount relating to this settlement agreement included in accounts payable and accrued liabilities was $15,500 at December 31, 1995 and $6,500 at June 30, 1996.


3.     COMMON  STOCK:
       -------------

Common  stock  of  the  combined  companies  is  as  follows:

                                                 December 31,   June 30,
                                                    1995          1996
                                              -------------    ----------
                                                              (unaudited)

Life Today, Inc., $1 par value; 1,000 shares
   authorized, issued and outstanding .. . .  $       1,000  $      1,000

Life Today Financial Services, Inc., $1 par
   value; 1,000 shares authorized, issued
   and outstanding. . .. . . . . . . . . . .          1,000         1,000
                                              -------------  ------------

                                              $       2,000  $      2,000
                                              =============  ============

4.     LOSS  ON  SALE  OF  ASSETS:
       --------------------------

Beginning in 1993, the Company loaned amounts to an individual which were collateralized by the individual's life insurance policy. During 1995, the Company sold this receivable and recognized a loss of $20,775 in the year ended December 31, 1995.

5.     SUBSEQUENT  EVENT:
       -----------------

Subsequent to December 31, 1995, the Company acquired Services and the stockholders of the Company agreed to sell their interest in the Company to Private Mortgage Bankers, Inc.

                        UNAUDITED PRO FORM FINANCIAL DATA


The following unaudited pro form consolidated balance sheet and statement of operations are presented as of and for the year ended December 31, 1995 and the six-month period ended June 30, 1996, respectively. The pro forma financial statements have been prepared giving effect to the acquisition of Life Today, Inc. by Private Mortgage Bankers, Inc. and the related purchase accounting adjustments, as if such transactions had occurred on January 1, 1995. The historical financial information of Life Today, Inc. includes the financial information of Life Today, Inc. and Life Today Financial Services, Inc. which was acquired by Life Today, Inc. on July 18, 1996.

The acquisition was accounted for under the purchase method of accounting. The total purchase price was allocated to goodwill.

The pro forma financial information does not purport to be indicative of the financial position and operating results that would have occurred had the acquisition and the related purchase accounting adjustments been consummated on January 1, 1995, nor is it indicative of future operating results. The pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable in the circumstances. The unaudited pro forma consolidated balance sheet and statements of operations should be read in conjunction with the historical financial statements and the related notes thereto and other financial information included elsewhere in this filing.

                                     PRO FORMA BALANCE SHEET
                                          JUNE 30, 1996
                                           (Unaudited)

                                                     Private
                                                    Mortgage      Life Today    Pro Forma
                                                  Bankers, Inc.      Inc.      Adjustments    Pro Forma
                                                 ---------------  -----------  ------------  -----------

                                             ASSETS
                                             ------

CASH. . . . . . . . . . . . . . . . . . . . . .  $       13,191   $     9,609  $          -  $   22,800

LOANS HELD FOR RESALE . . . . . . . . . . . . .       1,083,264             -             -   1,083,264

FURNITURE, FIXTURES AND EQUIPMENT . . . . . . .               -        11,250             -      11,250

REAL ESTATE OWNED . . . . . . . . . . . . . . .         154,656             -             -     154,656

GOODWILL. . . . . . . . . . . . . . . . . . . .               -             -        50,000      50,000

ACCRUED INCOME AND OTHER ASSETS . . . . . . . .          19,086         2,239             -      21,325
                                                 ---------------  -----------  ------------  -----------

Total assets. . . . . . . . . . . . . . . . . .  $    1,270,197   $    23,098  $     50,000  $1,343,295
                                                 ===============  ===========  ============  ===========


                           LIABILITIES AND STOCKHOLDERS' DEFICIT
                           -------------------------------------

BANK LINE OF CREDIT . . . . . . . . . . . . . .  $      245,933   $         -  $          -  $  245,933

ESCROW DEPOSITS . . . . . . . . . . . . . . . .          46,343             -             -      46,343

ACCOUNTS PAYABLE AND ACCRUED
     EXPENSES . . . . . . . . . . . . . . . . .         125,851        16,125             -     141,976

NOTES PAYABLE . . . . . . . . . . . . . . . . .       1,133,883             -        50,000   1,183,883

   STOCKHOLDERS' DEFICIT:
     Common stock, no par value;
     100,000 shares authorized;
     30,000 shares issued and outstanding.                1,000         2,000             -       3,000
   Treasury stock, at cost .  . . . . . . . . .          (8,000)            -             -      (8,000)
   Accumulated deficit . . .  . . . . . . . . .        (274,813)        4,973             -    (269,840)
                                                 ---------------  -----------  ------------  -----------
   Total stockholders' (deficit)
     equity . . . . . . . . . . . . . . . . . .        (281,813)        6,973             -    (274,840)
                                                 ---------------  -----------  ------------  -----------

   Total liabilities and stock-
     holders' deficit . . . . . . . . . . . . .  $    1,270,197   $    23,098  $     50,000  $1,343,295
-----------------------------------------------  ===============  ===========  ============  ===========

                           PRO FORMA STATEMENTS OF OPERATIONS
                          FOR THE YEAR ENDED DECEMBER 31, 1995
                                      (Unaudited)

                                  Private
                                 Mortgage       Life Today     Pro Forma
                               Bankers, Inc.       Inc.       Adjustments    Pro Forma
                              ---------------  ------------  -------------  -----------
REVENUE:
   Brokerage income .  . . .  $       93,678   $   343,872   $          -   $  437,550
   Gain on loan sales .. . .          43,575             -              -       43,575
   Interest on loans. .. . .         159,345             -              -      159,345
   Loan servicing fees.. . .           5,080             -              -        5,080
                              ---------------  ------------  -------------  -----------
      Total revenue. . . . .         301,678       343,872              -      645,550


OPERATING EXPENSES:
   Commission expense .  . .               -        58,101              -       58,101
   Interest expense . . .  .         168,009         2,062              -      170,071
   Salaries and benefits.  .         203,108       223,414              -      426,522
   Occupancy. . . . . . .  .          24,170        14,055              -       38,225
   Other. . . . . . . . .  .         117,391       103,716          5,000      226,107
                              ---------------  ------------  -------------  -----------
     Total operating expenses .      512,678       401,348          5,000      919,026

LOSS FROM OPERATIONS . . . .        (211,000)      (57,476)        (5,000)    (273,476)

OTHER INCOME (EXPENSE):
   Gain on sale of real estate.       73,483             -              -       73,483
   Loss on sale of assets  .               -       (21,575)             -      (21,575)
   Other income . . . .  . .          19,845         2,346              -       22,191
                              ---------------  ------------  -------------  -----------
     Total other income  . .          93,328       (19,229)             -       74,099
                              ---------------  ------------  -------------  -----------

NET INCOME (LOSS). . . . . .  $     (117,672)  $   (76,705)  $     (5,000)  $ (199,377)
                              ===============  ============  =============  ===========

                          PRO FORMA STATEMENTS OF OPERATIONS
                     FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 1996
                                      (Unaudited)

                                  Private
                                 Mortgage      Life Today     Pro Forma
                               Bankers, Inc.      Inc.       Adjustments    Pro Forma
                              ---------------  -----------  -------------  -----------
REVENUE:
   Brokerage income . . .. .  $       16,297   $   175,085  $          -   $  191,382
   Gain on loan sales . .. .          22,203             -             -       22,203
   Interest on loans. . .. .          85,797             -             -       85,797
   Loan servicing fees. .. .           4,785             -             -        4,785
                              ---------------  -----------  -------------  -----------
   Total revenue. . . . .  .         129,082       175,085                    304,167

OPERATING EXPENSES:
   Commission expense .. . .               -        41,081             -       41,081
   Interest expense . .  . .          87,026           641             -       87,667
   Salaries and benefits . .          81,895        63,313             -      145,208
   Occupancy. . . . . . .. .          12,172         5,000             -       17,172
   Other. . . . . . . . .. .          29,177        45,124         2,500       76,801
                              ---------------  -----------  -------------  -----------
     Total operating expenses .      210,270       155,159         2,500      367,929

INCOME FROM OPERATIONS . . .         (81,188)       19,926        (2,500)     (63,762)

OTHER INCOME (EXPENSE):
   Gain on sale of real estate.       10,329             -             -       10,329
   Other income . . . . . . . .       15,340             -             -       15,340
                              ---------------  -----------  -------------  -----------
     Total other income .  .          25,669                                   25,669

NET INCOME (LOSS). . . . . .  $      (55,519)  $    19,926  $     (2,500)  $  (38,093)
                              ===============  ===========  =============  ===========

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
                                DECEMBER 31, 1995


In preparing the pro forma consolidated balance sheet at June 30, 1996, and the pro forma consolidated statements of operations for the year ended December 31, 1995, and the six-month period ended June 30, 1996, the Company made the following adjustments:

a. To give effect as of January 1, 1995 for the purchase of Life Today, Inc. by Private Mortgage Bankers, Inc. for $50,000. Goodwill of $50,000 was recorded in connection with the acquisition and is being amortized over 10 years for purposes of the pro forma financial statements.